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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lark Technologies, Inc. pertaining to the Lark Technologies, Inc. 2002 Stock Option Plan of our report dated February 22, 2002, with respect to the financial statements of Lark Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG LLP


Houston, Texas
January 3, 2003